Exhibit 99.1

J&J SNACK FOODS’ FOURTH QUARTER NET SALES

INCREASE 28%, DRIVING 187% RISE IN NET EARNINGS

- Fourth Quarter and Full-Year Fiscal 2021 EPS of $0.98 and $2.91 -

Pennsauken, NJ, November 15, 2021 - J&J Snack Foods Corp. (NASDAQ: JJSF) today reported financial results for the fourth quarter and full year ended September 25, 2021.

	Fourth Quarter		Full-Year
	Actuals	% v. LY	Actuals	% v. LY

Net Sales	$323.1M	28%	$1,145M	12%
Operating Income	$25.3M	543%	$71.2M	314%
Net Earnings	$18.9M	187%	$55.6M	204%
Earnings per Diluted Share (EPS)	$0.98	180%	$2.91	203%

Dan Fachner, J&J’s President and CEO, commented, “We are pleased with the strong finish to the year and the positive trends we see across our business, including exceeding pre-Covid sales levels in the fourth quarter despite an incredibly challenging operating environment. While fiscal 2019 was one of our strongest years, our net sales for Q4 ’21 increased 4%, compared to the same period in fiscal 2019, driven by a 6% increase in our Food Service segment and 29% growth in our Retail segment as traffic across many of our customers’ venues and outlets continues to rebound. Our Frozen Beverages segment also continues to improve, with sales down 12% in the fourth quarter, compared to fiscal 2019, which also reflects quarterly sequential momentum from this segment relative to the comparison between Q3 ’21 and Q3 ’19. Despite the marked variance between channels experiencing recoveries such as restaurant, amusement, retail and convenience, and slower recovery channels such as theaters, the team is doing a great job balancing initiatives to drive growth and create more effective and efficient operational processes.”

“Our focus on efficiencies, combined with success in managing the business through these challenging times, is reflected in 28% top-line growth, which led to robust year-over-year net earnings growth of 187% and 204% for the fourth quarter and full year, respectively. While the top and bottom line results are strong, we see opportunities for further upside, as at present, we continue to experience margin pressures brought on by rising costs across the supply chain, including commodities, logistics and wages. To offset these inflationary pressures, we have undertaken a number of pricing actions, which in combination with cost savings initiatives, will help drive margin improvements as the impact of these operational pressures and the benefits of our actions align.”

Mr. Fachner added, “As we look to fiscal 2022, we are confident that our unwavering dedication to serve our customers and manage our business in the most effective and efficient way possible will allow us to successfully navigate short-term challenges and further JJSF’s position as a leader in the growing snack foods segment. Our proven business model and long history of results highlights our ability to effectively leverage our core brands, bring further product innovation to market and drive new availability while continuing to focus on the customer experience and creating additional value for our employees, partners and shareholders.”

Total Company Fourth Quarter Highlights

Net sales increased 28% to $323.1 million in Q4 of fiscal 2021, compared to Q4 of fiscal 2020, and by 4%, compared to Q4 of fiscal 2019.

Key highlights include:

●

Sales were driven by growth in core products, including soft pretzels, churros, bakery and frozen beverages, as well as the continued success of our chicken bake handheld recently introduced into the Club channel.

●	Food Service sales exceeded Q4 ’20 by 35%, and surpassed Q4 ’19 by 6%.
●

Retail segment sales were 9% below Q4 ’20 when sales grew 41% benefiting from consumers being home during the pandemic. However, retail sales remained strong compared to pre-pandemic Q4 ’19 levels, growing 29%.

●

Frozen Beverage segment sales beat Q4 ’20 sales by 46%, led by frozen beverages growing over 104%; frozen beverage sales improved to just 4% below Q4 ’19 levels led by strong growth across restaurant, convenience, and amusement channels, partially offset by a slower recovery across our theater customers.

Gross profit as a percentage of sales was 28.4% in Q4 ’21, compared to 21.4% in Q4 ’20, reflecting the operating leverage benefit of increased sales, favorable product mix and corresponding margin efficiencies.

Total operating expenses were 20.6% of sales for the quarter, an increase of 80 bps, compared to Q4 ’20. Expenses were negatively impacted by industry-wide freight and distribution cost increases. Distribution costs were 10.1% of sales in the quarter, an increase of 90 bps versus the prior year period, while marketing and selling expenses were 6.5% of sales, or flat, compared to Q4 ‘20. Administrative expenses were 3.6% of sales in Q4 ’21, compared to 3.4% in Q4 ’20.

Operating income was $25.3 million in the fourth quarter of fiscal 2021, compared to $3.9 million in the prior year period, largely reflecting the operating leverage in our model and the aforementioned items. Net earnings in Q4 ‘21 increased to $18.9 million, compared to $6.6 million in Q4 ’20. Our effective tax rate was 26% in Q4 ‘21.

Total Company Fiscal 2021 Highlights

Net sales increased 12% to $1,145 million for full year fiscal 2021, versus full year fiscal 2020, as performance in the last two quarters of the year returned to pre-Covid levels.

Key highlights include:

●	Food Service sales grew 17% in fiscal 2021, compared to the prior year, led by soft pretzels, churros, handhelds and bakery.
●	Retail sales continued their strong performance growing 4%, following 23% growth in this segment in fiscal 2020. This growth was driven by soft pretzels and our frozen novelties business.

●

Frozen Beverages segment sales grew 4% as key amusement, convenience, restaurants, and retail venues returned to pre-Covid capacity in the second half of the year offsetting a slower recovery in the theater channel.

Gross profit as a percentage of sales improved to 26.1% for fiscal 2021, compared to 23.3% for the prior year, with the increase largely attributable to the benefit of increased demand, favorable product mix and corresponding margin efficiencies.

Total operating expenses improved to 19.9% of sales, compared to 21.6% for fiscal 2020 reflecting the alignment of expenses with the post-pandemic sales recovery. Expenses were negatively impacted by industry-wide freight and distribution cost increases. Distribution cost were 9.5% of sales for the year, 40 bps higher than the prior year. Marketing and selling expenses were 6.8% of sales, compared to 8.3% last year, driven by effective investment of marketing dollars aligned with sales recovery. Administrative expenses were 3.5% of sales this year, compared to 3.6% last year.

Fiscal 2021 operating income improved to $71.2 million, compared to $17.2 million for fiscal 2020, largely as the result of the aforementioned items.

Fiscal 2021 net earnings increased over 200% to $55.6 million, compared to $18.3 million in fiscal 2020. Our effective tax rate was 25% in fiscal 2021.

Food Service Segment Fourth Quarter Highlights

●	Q4 ’21 food service sales exceeded Q4 ’20 by 35% and surpassed Q4 ’19 sales by 6%.
●

Customer venues across sports, amusement, convenience, schools and restaurants are experiencing a surge in post pandemic demand driving strong sales in our core products, including 62% increase in soft pretzel sales to $54.6 million, 39% increase in frozen juices and ices sales to $13.8 million, churro sales growth of 121% to $18.6 million led by customer expansion and growing menu penetration, bakery sales growth of 10% to $85.0 million, and, handheld sales growth of 36% led by the recent introduction of chicken bake products.

●	Sales of new products increased to $5.5 million led by the introduction of chicken bake items and to a lesser degree by a new cookie product under the Honolulu Cookie Company brand.
●	Q4 ’21 operating income increased by $10.6 million to $9.3 million driven by strong sales and improved product mix that helped leverage cost of goods and operating expenses.

Retail Segment Fourth Quarter Highlights

●	Q4 ’21 retail sales decreased 9%, compared to Q4 ’20, and grew 29% versus Q4 ’19 sales. Q4 ’20 sales benefited from consumers eating more at home during the throes of the Covid-19 pandemic.
●

Soft pretzels declined 1%, compared to Q4 ’20, while sales almost doubled as compared to Q4 ’19 led by our SuperPretzel core product and growing pretzel bites volume. Frozen juices and ices sales decreased 3%, however were 32% higher than the same quarter in fiscal 2019 aided by wider distribution for Luigi’s, Whole Fruit, Dogsters, Icee and Minute Maid brands. Biscuit sales declined 16% in the quarter.

●

Operating income declined $3.0 million driven by lower sales, however delivered strong operating margins of 12% as we cycled the peak retail performance in a challenging cost environment during Q4 ’20 when consumers were less mobile. Operating income is $4 million higher than pre-Covid Q4 19.

Frozen Beverages Segment Fourth Quarter Highlights

●	Frozen beverage segment sales beat Q4 ’20 sales by 46% led by beverage sales.
●	Beverage sales grew over 100%, $24.4 million higher than in Q4 ’20 and 4% below Q4 ’19 reflecting the growing momentum across amusement, convenience, and restaurant channels.
●	Fiscal 2021 saw the launch with Krystal Hamburgers and innovation through products such as Icee Desserts at Golden Corral helping offset slower recovery in the theater channel.
●	Service revenues declined 2% and equipment sales declined 5% driven mainly by the lagging theater industry.
●	Operating income increased $13.7 million as strong sales drove leverage across the business.

Fiscal Fourth Quarter Conference Call

J&J Snack Foods Corp. will host a conference call at 10:00 a.m. Eastern Time on Tuesday, November 16th, 2021. Senior management will discuss the financial results and host a question-and-answer session. The dial in number for the audio conference call is +1 (847) 585-4422, confirmation number 9408 458#.

About J&J Snack Foods Corp.

J&J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, the #1 soft pretzel brand in the world, as well as internationally known ICEE and SLUSH PUPPIE frozen beverages, LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT sorbet and frozen fruit bars, SOUR PATCH KIDS** Flavored Ice Pops, Tio Pepe’s & CALIFORNIA CHURROS, and THE FUNNEL CAKE FACTORY funnel cakes and several bakery brands within DADDY RAY’S, COUNTRY HOME BAKERS and HILL & VALLEY. J&J Snack Foods Corp. has approximately twenty manufacturing facilities and generates more than $1 billion in annual revenue. The Company has a history of strong sales growth and financial performance and remains focused on opportunities to expand its unique niche market product offering while bringing smiles to families worldwide. For more information, please visit http://www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company

**SOUR PATCH KIDS is a registered trademark of Mondelēz International group, used under license.

Certain Definitions

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; COVID-19 related expenses; net (gain) loss on sale or disposal of assets; impairment charges, and restructuring costs.

Non-GAAP Financial Measures

It is important to note that Adjusted EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that this measure is useful as a way to evaluate the Company and the means for Management to evaluate our performance and operations. Management believes that this measure is useful to an investor in evaluating our performance because it is widely used in the food and beverage industry.

A certain adjusted non-GAAP financial measure is presented in this release. Management believes this adjusted non-GAAP measure provides useful information to Management and investors by excluding certain income, expenses, and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes this adjusted measure is a useful performance measure because certain items included in the calculation of net earnings may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliation corresponding to this adjusted measure, by identifying individual adjustments, provides a useful mechanism for investors to consider this adjusted measure with some, or all, of the identified adjustments.

Management uses this non-GAAP financial measure on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as a substitute for net earnings, operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. This non-GAA measure is not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Investor Contact:

Joseph Jaffoni, Norberto Aja or Jennifer Neuman

JCIR

(212) 835-8500

jjsf@jcir.com

CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share information)

	Quarter Ended		Fiscal Year Ended

	September 25,	September 26,	September 25,	September 26,
	2021	2020	2021	2020
	(13 weeks)	(13 weeks)	(52 weeks)	(52 weeks)

Net Sales	$323,060	$252,536	$1,144,579	$1,022,038
Cost of goods sold	231,327	198,609	845,651	783,611
Gross Profit	91,733	53,927	298,928	238,427

Operating expenses
Marketing and selling	20,927	16,445	77,922	84,977
Distribution	32,654	23,111	108,297	92,759
Administrative	11,534	8,581	40,538	36,747
Intangible asset impairment charges	1,273	-	1,273	-
Plant shutdown impairment costs	-	1,315	-	6,387
Other general expense (income)	79	546	(320)	363
Total operating expenses	66,467	49,998	227,710	221,233
Operating Income	25,266	3,929	71,218	17,194

Other income (expenses)
Investment income	396	1,683	2,815	4,356
Interest expense & other	12	(24)	(7)	(84)

Earnings before income taxes	25,674	5,588	74,026	21,466

Income taxes (benefit)	6,799	(996)	18,419	3,161

NET EARNINGS	$18,875	$6,584	$55,607	$18,305

Earnings per diluted share	$0.98	$0.35	$2.91	$0.96

Weighted average number of diluted shares	19,191	18,955	19,133	19,032

Earnings per basic share	$0.99	$0.35	$2.92	$0.97

Weighted average number of basic shares	19,072	18,895	19,013	18,901

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 25,	September 26,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$283,192	$195,809
Marketable securities held to maturity	7,980	51,151
Accounts receivable, net	162,939	126,587
Inventories	123,160	108,923
Prepaid expenses and other	7,498	17,087
Total current assets	584,769	499,557

Property, plant and equipment, at cost	757,242	717,261
Less accumulated depreciation and amortization	490,055	455,645
Property, plant and equipment, net	267,187	261,616

Other assets
Goodwill	121,833	121,833
Other intangible assets, net	77,776	81,622
Marketable securities held to maturity	4,047	16,927
Marketable securities available for sale	10,084	13,976
Operating lease right-of-use assets	54,555	58,110
Other	1,968	2,912
Total other assets	270,263	295,380
Total Assets	$1,122,219	$1,056,553

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$182	$349
Accounts payable	96,789	73,135
Accrued insurance liability	16,260	13,039
Accrued liabilities	10,955	7,420
Current operating lease liabilities	13,395	13,173
Accrued compensation expense	17,968	16,134
Dividends payable	12,080	10,876
Total current liabilities	167,629	134,126

Noncurrent finance lease liabilities	392	368
Noncurrent operating lease liabilities	46,557	47,688
Deferred income taxes	61,578	64,413
Other long-term liabilities	409	460

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 19,084,000 and 18,915,000 respectively	73,597	49,268
Accumulated other comprehensive loss	(13,383)	(15,587)
Retained Earnings	785,440	775,817
Total stockholders' equity	845,654	809,498
Total Liabilities and Stockholders' Equity	$1,122,219	$1,056,553

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended

	September 25,	September 26,	September 28,
	2021	2020	2019
	(52 weeks)	(52 weeks)	(52 weeks)

Operating activities:
Net earnings	$55,607	$18,305	$94,819
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of fixed assets	46,781	49,830	45,225
Amortization of intangibles and deferred costs	2,610	3,218	3,385
Intangible asset impairment charges	1,273	-	-
Gains from disposals of property & equipment	(231)	(303)	(347)
Plant shutdown impairment costs	-	6,387	-
Amortization of bond premiums	77	296	730
Share-based compensation	4,199	4,595	4,230
Deferred income taxes	(2,896)	2,622	9,637
(Gain) Loss on sale of marketable securities	(1,026)	882	404
Changes in assets and liabilities, net of effects from purchase of companies:
Decrease (increase) in accounts receivable, net	(35,755)	14,580	(8,759)
Decrease (increase) in inventories	(14,155)	7,877	(3,231)
Decrease (increase) in prepaid expenses and other	9,629	(11,366)	(744)
Increase (decrease) in accounts payable and accrued liabilities	35,386	(4,780)	2,150
Net cash provided by operating activities	101,499	92,143	147,499
Investing activities:
Payments for purchases of companies, net of cash acquired	-	(57,212)	(1,156)
Purchases of property, plant and equipment	(53,578)	(57,817)	(57,128)
Purchases of marketable securities	-	(6,103)	(26,091)
Proceeds from redemption and sales of marketable securities	60,891	73,226	39,158
Proceeds from disposal of property, plant and equipment	2,435	3,593	2,050
Other	191	(150)	(196)
Net cash provided by (used in) investing activities	9,939	(44,463)	(43,363)
Financing activities:
Payments to repurchase common stock	-	(8,972)	-
Proceeds from issuance of common stock	20,256	7,901	14,174
Payments on finance lease liabilities	(144)	(340)	(356)
Payment of cash dividend	(44,785)	(42,053)	(36,644)
Net cash used in financing activities	(24,673)	(43,464)	(22,826)
Effect of exchange rates on cash and cash equivalents	618	(802)	(394)
Net increase in cash and cash equivalents	87,383	3,414	80,916
Cash and cash equivalents at beginning of year	195,809	192,395	111,479
Cash and cash equivalents at end of year	$283,192	$195,809	$192,395

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	September 25,	September 26,	September 28,
	2021	2020	2019
	(52 weeks)	(52 weeks)	(52 weeks)
	(in thousands)
Sales to External Customers:
Food Service
Soft pretzels	$174,977	$150,786	$209,227
Frozen juices and ices	44,605	35,176	43,672
Churros	64,916	46,881	65,976
Handhelds	75,627	36,088	31,685
Bakery	342,609	332,514	359,020
Other	22,249	17,448	26,407
Total Food Service	$724,983	$618,893	$735,987

Retail Supermarket
Soft pretzels	$54,990	$49,157	$36,264
Frozen juices and ices	100,059	88,743	73,751
Biscuits	24,197	28,317	25,316
Handhelds	7,574	12,303	10,902
Coupon redemption	(3,689)	(3,569)	(3,596)
Other	1,766	2,214	1,955
Total Retail Supermarket	$184,897	$177,165	$144,592

Frozen Beverages
Beverages	$124,498	$107,004	$171,820
Repair and maintenance service	81,305	83,420	85,834
Machines revenue	26,953	33,986	45,811
Other	1,943	1,570	2,143
Total Frozen Beverages	$234,699	$225,980	$305,608

Consolidated Sales	$1,144,579	$1,022,038	$1,186,187

Depreciation and Amortization:
Food Service	$26,738	$28,111	$26,978
Retail Supermarket	1,671	1,577	1,418
Frozen Beverages	20,982	23,360	20,214
Total Depreciation and Amortization	$49,391	$53,048	$48,610

Operating Income:
Food Service	$39,172	$6,458	$76,546
Retail Supermarket	25,914	23,202	10,460
Frozen Beverages	6,132	(12,466)	29,950
Total Operating Income	$71,218	$17,194	$116,956

Capital Expenditures:
Food Service	$38,558	$34,798	$29,197
Retail Supermarket	288	1,763	1,979
Frozen Beverages	14,732	21,256	25,952
Total Capital Expenditures	$53,578	$57,817	$57,128

Assets:
Food Service	$799,149	$738,033	$766,081
Retail Supermarket	31,486	31,704	29,369
Frozen Beverages	291,584	286,816	223,889
Total Assets	$1,122,219	$1,056,553	$1,019,339

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	September 25,	September 26,	September 28,
	2021	2020	2019
	(13 weeks)	(13 weeks)	(13 weeks)
	(in thousands)
Sales to External Customers:
Food Service
Soft pretzels	$54,618	$33,801	$54,557
Frozen juices and ices	13,793	9,954	13,336
Churros	18,558	8,415	16,183
Handhelds	19,053	14,004	6,346
Bakery	85,029	77,498	90,285
Other	7,706	3,820	7,131
Total Food Service	$198,757	$147,492	$187,838

Retail Supermarket
Soft pretzels	$14,119	$14,283	$7,955
Frozen juices and ices	28,459	29,464	21,572
Biscuits	5,480	6,558	5,879
Handhelds	1,359	3,168	2,792
Coupon redemption	(1,493)	(1,353)	(1,433)
Other	114	546	614
Total Retail Supermarket	$48,038	$52,666	$37,379

Frozen Beverages
Beverages	$47,836	$23,398	$49,844
Repair and maintenance service	21,402	21,896	23,543
Machines revenue	6,397	6,732	11,936
Other	630	352	1,332
Total Frozen Beverages	$76,265	$52,378	$86,655

Consolidated Sales	$323,060	$252,536	$311,872

Depreciation and Amortization:
Food Service	$6,404	$6,903	$7,067
Retail Supermarket	524	421	428
Frozen Beverages	4,089	5,855	5,155
Total Depreciation and Amortization	$11,017	$13,179	$12,650

Operating Income:
Food Service	$9,294	$(1,285)	$18,637
Retail Supermarket	5,747	8,738	1,435
Frozen Beverages	10,225	(3,524)	10,989
Total Operating Income	$25,266	$3,929	$31,061

Capital Expenditures:
Food Service	$12,643	$8,199	$5,851
Retail Supermarket	94	138	249
Frozen Beverages	6,385	1,843	8,892
Total Capital Expenditures	$19,122	$10,180	$14,992

Assets:
Food Service	$799,149	$738,033	$766,081
Retail Supermarket	31,486	31,704	29,369
Frozen Beverages	291,584	286,816	223,889
Total Assets	$1,122,219	$1,056,553	$1,019,339

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

	Quarter Ended		Fiscal Year Ended

	September 25,	September 26,	September 25,	September 26,
	2021	2020	2021	2020
	(13 weeks)	(13 weeks)	(52 weeks)	(52 weeks)

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	18,875	6,584	55,607	18,305
Income Taxes (Benefit)	6,799	(996)	18,419	3,161
Investment Income	(396)	(1,683)	(2,815)	(4,356)
Interest Expense	(12)	24	7	84
Depreciation and Amortization	11,017	13,179	49,391	53,048
Share-Based Compensation	947	1,174	4,199	4,595
COVID-19 Related Expenses	154	2,995	2,102	9,483
Net (Gain) Loss on Sale or Disposal of Assets	(9)	217	(231)	(303)
Impairment Charges	1,273	1,315	1,273	6,387
Adjusted EBITDA	38,648	22,809	127,952	90,404